Exhibit 99.1

Farmland Partners Announces Senior Executive Succession Plan

President Luca Fabbri to Succeed Paul Pittman as CEO; Pittman to Remain Executive Chairman and Full-Time Employee of Company

DENVER, November 8, 2022--(BUSINESS WIRE)-- Farmland Partners Inc. (NYSE: FPI) (the “Company” or “FPI”) today announced that its Board of Directors has approved a senior executive succession plan pursuant to which the Company’s President Luca Fabbri will become Chief Executive Officer, effective following the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which is expected to occur in late February 2023. At the same time, Fabbri will join the Company’s Board of Directors. FPI’s current Chairman and Chief Executive Officer, Paul Pittman, will remain as Executive Chairman of the Company’s Board of Directors and as a full-time employee. Pittman and Fabbri will continue to work side-by-side to formulate corporate strategy, execute the Company’s growth plan and drive shareholder value.

Fabbri co-founded FPI as a public company with Pittman in 2014 and served as the Company’s Chief Financial Officer and Treasurer from the Company’s inception, before assuming the position of President in October 2021.

“Luca played a key role in the initial formation, capitalization and formulation of the strategic direction of FPI, has the undivided confidence of our entire team and has over time taken on an increasing number of top executive duties. Moreover, Luca has been a close colleague and friend for many years, and I am confident will work extremely well with me as Executive Chairman,” said Pittman. “This appointment is a natural progression in a process started with Luca’s appointment as President in 2021. There is no one I trust more than Luca to help chart a course for FPI’s future, and I look forward to continuing our close collaboration for years to come.”

Prior to co-founding FPI, Fabbri was an entrepreneur and executive in finance, technology, and agriculture. He has a B.S. with Honors in Economics from the University of Naples (Italy) and an M.B.A. in Finance from the Massachusetts Institute of Technology.

“I appreciate the confidence that Paul and the Board of Directors have placed in me, and I’m eager to lead FPI’s talented team and continue delivering for our stockholders,” said Fabbri. “Farmland is an attractive asset class, and FPI is uniquely positioned to continue providing strong risk-adjusted shareholder returns in all economic environments. I can’t think of a more exciting business to be in right now.”

About Farmland Partners Inc.

Farmland Partners Inc. is an internally managed real estate company that owns and seeks to acquire high-quality North American farmland and makes loans to farmers secured by farm real estate. As of the date of this release, the Company owns and/or manages more than 190,000 acres in 18 states, including Alabama, Arkansas, California, Colorado, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Louisiana, Michigan, Mississippi, Missouri, Nebraska, North Carolina, South Carolina, and Virginia. We have approximately 26 crop types and more than 100 tenants. The Company elected to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with the taxable year ended December 31, 2014.  Additional information: www.farmlandpartners.com or (720) 452-3100.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the federal securities laws, including, without limitation, statements with respect to expected yields on acquired farmland, our outlook, the Chief Executive Officer transition described herein, proposed and pending acquisitions and dispositions, the potential impact of trade disputes and recent extreme weather events on the Company's results, financing activities, crop yields and prices and anticipated rental rates. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "should," "could," "would," "predicts," "potential," "continue," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates" or similar expressions or their negatives, as well as statements in future tense. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and our actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: general volatility of the capital markets and the market price of the Company's common stock, changes in the Company's business strategy, availability, terms and deployment of capital, the Company's ability to refinance existing indebtedness at or prior to maturity on favorable terms, or at all, availability of qualified personnel, changes in the Company's industry, interest rates or the general economy, adverse developments related to crop yields or crop prices, the degree and nature of the Company's competition, the timing, price or amount of repurchases, if any, under the Company's share repurchase program, the ability to consummate acquisitions or dispositions under contract and the other factors described in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2021, and the Company's other filings with the Securities and Exchange Commission.  Any forward-looking information presented herein is made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Contact:

Phillip Hayes

phayes@farmlandpartners.com